Exhibit 10.5
                                  ------------

                   BUSINESS AND MANAGEMENT SERVICES AGREEMENT
                   ------------------------------------------

This Agreement is dated for reference the 8th day of December, 2000 and is made between:

                  SHANGRI-LA MANAGEMENT LIMITED ("SML")
                  235 - 1489 Marine Drive
                  West Vancouver, B.C., Canada
And:

                  CONDOR CAPITAL, INC. ("CONDOR")
                  Suite 127 - 3858 W. Carson Street
                  Torrance, California 90503 - 6705

WHEREAS "CONDOR" is in the process of creating a strategic high technology investment business;

AND WHEREAS "SML" has agreed to provide the Business and Management Services specified in this Agreement to "CONDOR" and its related parties;

NOW THEREFORE in consideration of the covenants contained in this Agreement and other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged), "CONDOR" and "SML" agree as follows:

1.   SCOPE OF BUSINESS AND MANAGEMENT SERVICES
     -----------------------------------------

1.1 "SML" will provide the services of Paul Leslie Hammond, C.A. to carry out the following functions:

     1.1.1 Service as a Director on the Board of Directors of any or all of the public and private companies affiliated with "CONDOR" and any of their subsidiary or joint venture activities, at the request of "CONDOR".

     1.1.2     Service as Officer's of those entities as required.

     1.1.3 Assumption of specific senior executive roles within any of the companies or subsidiary and joint venture operations in accordance with the requirements of their respective Boards of Directors or as defined by the Chairman of "CONDOR".

     1.1.4     Maintaining  corporate  filings and contacts  between the various
               public   companies   and   regulatory   authorities,    financial
               institutions, lawyers, auditors and market makers as applicable.

     1.1.5     Management of corporate operations and investments.

     1.1.6 Representation of the companies in the management and direction of projects undertaken and investments made.

     1.1.7 Identification and analysis of potential investment opportunities on behalf of "CONDOR".

     1.1.8 Negotiation and implementation of acquisitions and/or equity participations on behalf of the companies.

     1.1.9 Provision of management, professional and technical expertise in support of the development and operation of the companies and their subsidiary or joint venture operations. These services are


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               assistance   in   defining   business    objectives,    policies,
               organization   structure,    staffing   requirements,    business
               strategies, short and medium term operating plans and budgets and their operating and control systems and procedures identification of new business opportunities; negotiation of acquisitions and joint venture participations; implementation of acquisitions, mergers, joint ventures, technology transfer projects and corporate restructurings as required from time to time

     1.1.10 Sourcing of funding from both public and private sources on an as required basis.


2.       REPORTING RELATIONSHIP
         ----------------------

         "SML" will be responsible to and will only accept instructions from the Board of Directors for carrying out the functions defined in Clause 1.1 above. Mr. Hammond will be appointed as a Director of CONDOR and all of the companies related to and affiliated with CONDOR and will initially be appointed as the Chief Financial Officer for each of those organizations.

3.       SERVICE REMUNERATION
         --------------------

          "SML" will be remunerated for the services referred to in Clause 1.1 above on the following basis:

     3.1 "CONDOR" and/or its affiliated entities will pay to "SML" a monthly fee in U.S. currency of $ 5,000 on the first of each and every month during the first six months of the term of this Agreement with the said management fee to be revised at the end of the six month period.

     3.2 "SML" will be entitled to participate in any management bonus pool created by the Board of Directors of any of the companies to compensate management personnel for superior operating results that exceed the originally budgeted annual profit targets for them.

     3.3 "SML" will be provided a parking space, office facilities and will be entitled to participate in any employee benefit programs instituted by CONDOR.

     3.4 "SML" will be entitled to a four week period each year during which it is not required to provide the services of HAMMOND.

     3.5 HAMMOND will be provided with Director's Liability insurance coverage for each entity of which he is a Director in connection with Condor's business activities.

4.       SHARE AND PROFIT PARTICIPATION
         ------------------------------

     4.1 "CONDOR" will provide "SML" or its nominee with fair and appropriate equity or profit participation in their future investments, projects or joint ventures which "SML" has helped to identify or successfully complete. The participation in each instance will be negotiated on a case by case basis


5.       TERM OF AGREEMENT
         -----------------

     5.1 This Agreement will be effective from the 1st day of September, 2000 and will be effective until the 1st day of August, 2003, except under the condition whereby "SML" is unable to supply the services referred to in Clause 1 on behalf of "SML" for a continuous period of time which exceeds four (4) months due to illness, accident or unavoidable circumstances beyond its control, in which event the contract may be terminated at the discretion of "CONDOR" upon the provision of three (3) months notice in writing.

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     5.2       Upon the mutual  agreement of "SML" and "CONDOR",  this Agreement between "SML" and any one of "CONDOR" or other related entities may be extended for a further period of time according to the same or appropriately amended terms and conditions.

     5.3 This Agreement may be terminated by "SML" upon three (3) months notice in writing and by "CONDOR " only upon payment of the remaining term of the contract outstanding or one year's fees, as documented in Clause 3.1 above, whichever is the greater.


6.       BUSINESS EXPENSES
         -----------------

         As appropriate, "CONDOR" will reimburse "SML" for all expenses incurred by "SML", its Officers, employees or subcontractors in respect to the business activities of "CONDOR" upon presentation of an invoice accompanied by suitable proof of having incurred the expenses, and of prior approval having been granted for the expenses by "CONDOR".

7.       ASSIGNMENT OF AGREEMENTS
         ------------------------

         No Agreements between "CONDOR" and "SML" may be assigned without the express approval in writing of all the parties above.

8.       APPLICABLE LEGAL JURISDICTIONS
         ------------------------------

     8.1 The laws of the United States of America will apply in respect of this Agreement.

9.       EXECUTION OF THE INTENT OF THIS AGREEMENT
         -----------------------------------------

     9.1 The signatories hereto shall execute and deliver any documents and perform any acts necessary to carry out the intent of this Agreement.

     9.2       Time is of the essence of this Agreement.


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This  Agreement  enures to the benefit of, and is binding  upon the  signatories hereto and their heirs, successors, executors, administrators and permitted assigns.

In witness whereof the parties have executed this Agreement as of the day and year first above written.

CONDOR CAPITAL, INC.
Per:


/S/ Lee E. Gahr
---------------------------
Director


/S/ CR Crape
----------------------------            Date: 08 Dec 2000
Witness



SHANGRI-LA MANAGEMENT LIMITED
Per:

P.L. Hammond
-----------------------------
Director

/S/ CR Crape
----------------------------            Date: 08 Dec 2000
Witness

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